EXHIBIT 10.3

ADDENDUM TO ACQUISITION AGREEMENT

This Addendum Agreement (“Addendum”), effective as of April 6, 2023 (“Effective Date”), is between and among Integrated Cannabis Solutions, Inc., a Nevada corporation and SEC reporting company (“Integrated Cannabis”), Houdini Holdings, Inc. (“HHI” or “Buyer”), a Nevada corporation and Integrated Cannabis’ wholly owned subsidiary, Global Consortium Group, LLC., a California corporation (“Global”) and Thomas Roland, Global’s President (“Roland”).  Global and Roland are collectively referred to herein as the “Seller” or individually as the circumstances dictate.  The Buyer, the Seller, and Integrated Cannabis are collectively referred to herein as the “Parties”.

WHEREAS the Parties entered into an Acquisition Agreement on November 30, 2022 (the “11/30/22 Agreement); and

WHEREAS the Parties wish to amend the 11/30/22 Agreement pursuant to this Addendum, as reflected below:

THEREFORE, The Parties hereby agree to amend the Acquisition Agreement as follows:

Section 1 of the 11/30/22 Agreement is amended in its entirety as follows:

1. CONSIDERATION

1.1 Houdini shall issue 250,000 shares of its Common stock to Roland.

1.2 Global shall work with Buyer to conduct an audit of its 2021 and 2022 financials.  If the audit is not completed within 90 days after Closing, then Houdini can either choose to extend the time for the audit or rescind the transaction.

1.3 Integrated Cannabis shall agree to invest $1,000,000 in Houdini after the Closing from the proceeds of a Regulation A Offering that Integrated Cannabis is filing.  If the investment is not completed within 90 days after Closing, then Roland can either choose to extend the time for the investment or rescind the transaction.

1.4 Upon the Closing, the operations of Global shall become the operations of the Buyer.

1.5 Buyer and Seller agree to bear all expenses incurred by this transaction, not limited to legal, accounting, and filing fees.  However, should either Buyer or Seller choose to rescind the transaction, they would need to pay the other party (the Buyer or the Seller as the circumstances dictate) One Hundred Thousand Dollars ($100,000) as a breakup fee.

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2. MISCELLANEOUS

2.1 Except as expressly modified by this Addendum, all terms and provisions of the 11/30/22 Agreement shall remain in full force and effect.

2.2 This Addendum may be executed in counterparts via email in PDF format.

HOUDINI HOLDINGS, INC.

By:	/s/ Gene Caiazzo
Gene Caiazzo, Chief Executive Officer

INTEGRATED CANNABIS SOLUTIONS, INC.

By:	/s/ Gene Caiazzo
Gene Caiazzo, Chief Executive Officer

GLOBAL CONSORTIUM GROUP, LLC.

By:	/s/ Thomas Roland
Thomas Roland, President

Thomas Roland

/s/ Thomas Roland

Thomas Roland

Matthew Dwyer

/s/Matthew Dwyer

Matthew Dwyer

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